UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 11, 2020

_____________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

On June 11, 2020, Tonix Pharmaceuticals, Inc. (“Tonix”), a wholly-owned subsidiary of Tonix Pharmaceuticals Holding Corp. (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Trigemina, Inc. (“Trigemina”) and certain shareholders named therein (the “Executive Shareholders”) pursuant to which Tonix acquired Trigemina assets related to migraine and pain treatment technologies (the “Assets”). In connection with the acquisition of the Assets, Tonix assumed Trigemina’s rights and obligations under that certain Amended and Restated Exclusive License Agreement, dated November 30, 2007, as amended, by and between Trigemina and The Board of Trustees of the Leland Stanford Junior University (“Stanford”) (the “License “Agreement”) pursuant to an Assignment and Assumption Agreement with Stanford (“Assignment and Assumption Agreement”), dated June 11, 2020. As consideration for entering into the Asset Purchase Agreement, Tonix has agreed to pay $774,759 to Trigemina and issued to Trigemina 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and has agreed to pay to Stanford $250,241 pursuant to the terms of the Assignment and Assumption Agreement. The Common Stock is unregistered and subject to a 12 month lock-up and a Shareholder Voting Agreement, dated June 11, 2020 (the “Voting Agreement”), pursuant to which Trigemina and the Executive Shareholders have agreed to vote the Common Stock on any matter put to a vote of the shareholders of the Company in accordance with management’s recommendations. Pursuant to the terms of the Asset Purchase Agreement, Trigemina and the Executive Shareholders are prohibited from engaging, for a period of three years, in the development or commercialization of any therapeutic containing oxytocin, noiciceptin or any derivatives thereof.

Pursuant to the terms of the Assignment and Assumption Agreement, Stanford has granted to Tonix an exclusive license, with the right to sublicense, certain patents related to the Assets. Stanford has reserved for itself the right to practice under the patents for academic research and educational purposes. Tonix is obligated to use commercially reasonable efforts to diligently develop, manufacture, and sell products claimed or covered by the patent and will use commercially reasonable efforts to diligently develop markets for such products The License Agreement specifies developmental milestones and the period of time during which such milestones must be completed, and provides for an annual maintenance fee payable to Stanford.

The foregoing descriptions of the Asset Purchase Agreement, License Agreement, Assignment and Assumption Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2020. Certain terms of the Asset Purchase Agreement and License Agreement have been omitted from this Form 8-K and will be omitted from the versions to be filed as exhibits to the Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On June 11, 2020, the Company issued a press release in connection with the Asset Purchase Agreement. A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.01	Press Release dated June 11, 2020, issued by the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 11, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer